UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 14, 2008




                            MDU Resources Group, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                       1-3480                  41-0423660
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

                            1200 West Century Avenue
                                  P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
                    (Address of principal executive offices)
                                   (Zip Code)

        Registrant's telephone number, including area code (701) 530-1000





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Annual Incentive Awards
-----------------------

On February 12, 2008 the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of MDU Resources Group, Inc. (the "Company") established 2008 annual award opportunities for its executive officers including those officers who were named executive officers in the Company's proxy statement for the 2007 Annual Meeting of Stockholders and those who are expected to be named executive officers in the Company's proxy statement for the 2008 Annual Meeting of Stockholders (collectively, "NEOs"). The Board approved the award opportunities at its meeting on February 14, 2008. Filed herewith as
Exhibit 10.1 and incorporated herein by reference is the 2008 NEO Annual Award Opportunity Chart.

Executive officers may receive annual cash incentive awards based upon achievement of annual performance measures with a threshold, target and maximum level. The target incentive award was established based upon the position level and actual base salary. Actual payment may range from zero to 200% of the target based upon achievement of corporate goals.

Except as the Committee may otherwise determine, in order to be eligible to receive an annual incentive award under the Long-Term Performance-Based Incentive Plan, participants must remain employed by the Company through December 31, 2008. The Committee has full discretion to determine the extent to which goals have been achieved, the payment level, whether any final payment will be made and whether to adjust awards downward based upon individual performance. Unless the Committee determines otherwise, performance measure targets shall be adjusted to take into account unusual or nonrecurring events affecting the Company, a subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the annual incentive award intended to be provided. Such adjustments shall be made in a manner that will not cause the award to fail to qualify as performance-based compensation for purposes of
Section 162(m) of the Internal Revenue Code.

    With respect to annual incentive awards granted pursuant to an Executive Incentive Compensation Plan, participants who retire at age 65, die or become disabled during the year remain eligible to receive an award. Subject to the Committee's discretion, participants who terminate employment for other reasons are not eligible for an award. The Committee has full discretion to determine the extent to which goals have been achieved, the payment level and whether any final payment will be made. Once performance goals are approved by the Committee for Executive Incentive Compensation Plan awards, the Committee generally does not modify the goals. However, if major unforeseen changes in economic and environmental conditions or other significant factors beyond the control of management substantially affected management's ability to achieve the specified performance goals, the Committee, in consultation with the chief executive officer, may modify the performance goals. Such goal modifications will only be considered in years of unusually adverse or favorable external conditions.

The 2008 awards for Messrs. Hildestad, Raile, Schneider and Harp were made pursuant to the Long-Term Performance-Based Incentive Plan. The performance goals for 2008 for Messrs. Hildestad and Raile are (i) budgeted earnings per share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%) with respect to the Company. The performance goals for 2008 for Mr. Schneider are (i) budgeted earnings per allocated share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%) for Knife River Corporation. The performance goals for 2008 for Mr. Harp are (i) budgeted earnings per allocated share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%) for MDU Construction Services Group, Inc.

Mr. Imsdahl's 2008 award was made pursuant to the Montana-Dakota Utilities Co. Executive Incentive Compensation Plan based upon (i) budgeted earnings per allocated share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%) for Montana-Dakota Utilities Co., Great Plains Natural Gas Co. and Cascade Natural Gas Corporation.

Achievement of budgeted levels of earnings per allocated share and return on invested capital would result in a potential award of 100% of the target amount. Achievement of less than 85% would result in no payment, while achievement of 115% would result in a payment of 200% of the target amount.

After-tax annual incentive compensation payments above the target amount are limited to 20% of earnings in excess of planned earnings. The earnings in excess of planned earnings are calculated without regard to the after-tax incentive amounts above target. The 20% limitation is measured at the major business unit level for business unit and operating company executives, which include Messrs. Schneider, Harp and Imsdahl, and at the corporate level for corporate executives, which include Messrs. Hildestad and Raile.

The Committee also considers annual improvement in the return on invested capital measure for incentive purposes to help ensure that return on invested capital equals or exceeds the weighted average cost of capital. Targets are established in connection with the Company's annual financial planning process, where the Company assesses the future operating environment and sets projections of results. Beginning in 2006, the Committee implemented a change in how the return on investment capital targets are established for use in the Company's annual incentive plans. The change was implemented to emphasize the need for each business unit and the Company to generate, within a reasonable period of time, a return on invested capital that is at least equal to the business unit's or the Company's weighted average cost of capital. If a business unit's or the Company's return on invested capital, as established in the annual financial planning process, was below its weighted average cost of capital, the return on invested capital target used for incentive plan purposes would be increased. In February 2008, the Committee determined the amount of incremental increase, if any, would be based on a consideration of various factors, including the economic environment, industry trends and company specific conditions when establishing the return on invested capital targets.

Mr. Harp's Additional Incentive Opportunity
-------------------------------------------

Mr. Harp was given an additional one-time incentive opportunity, depending on MDU Construction Services Group, Inc.'s 2008 actual return on invested capital versus its 2008 weighted average cost of capital. Mr. Harp will receive an additional $200,000 in annual incentive if MDU Construction Services Group, Inc.'s 2008 actual return on invested capital exceeds its 2008 weighted average cost of capital by a certain number of basis points. If the goal is not met, Mr. Harp will not be eligible to receive any amount under this incentive opportunity.

Mr. Schneider's 2007 Annual Incentive Award
-------------------------------------------

On February 12, 2008, at the request of Mr. Hildestad, the Committee reviewed Mr. Schneider's 2007 annual incentive performance goals, which were (i) budgeted earnings per allocated share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%) for Knife River Corporation. After reviewing Knife River Corporation's earnings per allocated share and return on invested capital for 2007, the Committee approved and recommended that the Board approve the modification of Mr. Schneider's 2007 annual incentive performance goals by reducing these performance goals. The Board approved the modification of Mr. Schneider's 2007 annual incentive performance goals at its meeting on February 14, 2008. The reduction reflects:

     o the sale of certain real estate assets that did not occur due to the Company's decision to delay the sale and

     o    unidentified acquisitions that did not occur.

The Committee considered these events to be unusual conditions that warranted modifications to Mr. Schneider's annual incentive performance targets under the terms of the Knife River Corporation Executive Incentive Compensation Plan. If the Committee had not modified Mr. Schneider's 2007 annual incentive performance goals, Mr. Schneider's 2007 annual incentive award would have been $164,053 or approximately $43,000 less than the $206,780 annual incentive award earned for 2007.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

On February 14, 2008, the Board of Directors of the Company amended Section 5.12 of the Company Bylaws relating to those officers who are authorized to execute documents in the name and on behalf of the Company. The amendment adds the general counsel as an officer authorized to execute documents. This Bylaw section also provides such authorization to the chief executive officer, president, any vice president or assistant vice president or such other officer or agent of the Company authorized by the Board of Directors. The amendment was effective February 14, 2008.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

    (d) Exhibits.

     Exhibit Number    Description of Exhibit

     3.1               Bylaws of MDU Resources Group, Inc., as amended February
                       14, 2008

     10.1              MDU Resources Group, Inc. 2008 NEO Annual Award
                       Opportunity Chart

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 20, 2008

                                         MDU Resources Group, Inc.

                                         By:  /s/ Paul K. Sandness
                                              ----------------------------------
                                              Paul K. Sandness
                                              General Counsel and Secretary

                                  EXHIBIT INDEX

Exhibit Number      Description of Exhibit

3.1                 Bylaws of MDU Resources Group, Inc., as amended February 14,
                    2008

10.1                MDU Resources Group, Inc. 2008 NEO Annual Award Opportunity
                    Chart